UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Under §240.14a-12

CUTERA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE REGARDING PROPOSAL FOUR – APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE OUR 2019 EQUITY INCENTIVE PLAN

To the Stockholders of Cutera, Inc.:

As described in the proxy statement dated April 30, 2021 (the “Proxy Statement”) of Cutera, Inc. (the “Company”) for the 2021 Annual Meeting of Stockholders to be held on June 15, 2021 (the “Annual Meeting”), the Company is requesting that the stockholders of the Company approve an amendment and restatement of the Cutera, Inc. 2019 Equity Incentive Plan (as amended and restated, the “Amended and Restated Plan”).

After the record date of April 19, 2021 and prior to filing of the Proxy Statement on April 30, 2021, the Company’s board of directors granted equity awards in the form of restricted stock units (RSUs), performance stock units (PSUs) and non-qualified stock options amounting to a net of 251,981 shares on April 28, 2021. The Company is updating its disclosure on page 26 of the Proxy Statement to read as follows:

Historical Equity Awards Data as of the Proxy Statement Date (April 30, 2021)

As of April 30, 2021, we had 362,556 outstanding stock options with a weighted average exercise price of $26.49 per share and a weighted average remaining contractual term of 4.9 years. We also had 877,587 outstanding RSUs and PSUs with a weighted average remaining contractual term of 1.3 years.

There were 1,261,901 shares available for grant in the Amended and Restated Plan as of April 30, 2021 (including the 600,000 shares that we are requesting stockholders to approve at the 2021 Annual Meeting).

Marked Change to Section 3(a) of the Amended and Restated Plan.

3.	Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 17 of the Plan, as of June 15, 2021, the maximum aggregate number of shares of common stock that may be awarded and sold under the Plan is 11,601,192, of which 1,261,901 shares remained available for future awards.

The Amended and Restated Plan, as updated, will be presented for stockholder approval at the Annual Meeting, and its effectiveness remains conditioned on the receipt of such approval. If a stockholder returns his or her proxy card or submits a proxy via the Internet or by telephone at any time (either prior to or after the date of this Notice) indicating in favor of Proposal Four, such vote will constitute a vote in favor of such Proposal, as updated by this Notice. You may also vote by attending the Annual Meeting and voting during the Annual Meeting. If any stockholder has already returned his or her properly executed proxy card or submits a proxy via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy and change his or her vote prior to the applicable cutoff time. A stockholder may change his or her vote using the Internet or telephone methods described in the Proxy Statement, in which case only his or her latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. A stockholder may also revoke his or her proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later day or by properly registering for and voting by attending the Annual Meeting virtually and voting during the Annual Meeting. If any stockholder would like a new proxy card or has any questions, he or she should contact the Company’s Corporate Secretary in writing at 3240 Bayshore Blvd., Brisbane, California 94005-1021.

Sincerely,

/s/ Jeremy Livianu

Jeremy Livianu

Vice President, General Counsel and Corporate Secretary